Exhibit 10.1
AMENDMENT OF EMPLOYMENT AGREEMENT

This Amendment of Employment Agreement is entered into as of February 16, 2022, by and between Joseph M. Zubretsky (the “Executive”) and Molina Healthcare, Inc. (the “Employer”).

WHEREAS, the parties entered into that certain Amended and Restated Employment Agreement dated as of September 8, 2021 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement in order to reflect that the Executive’s target bonus for 2022 and future years shall now be two hundred percent (200%) of the Executive’s Base Salary then in effect;

NOW THEREFORE, the parties hereto agree as follows:

1.The third sentence of Section 5.B of the Agreement is amended to read as follows:

For each calendar year during the term of employment, the Executive’s target bonus shall be two hundred percent (200%) of the Executive’s Base Salary then in effect, with a maximum payout of four hundred percent (400%) of the Executive’s Base Salary then in effect.

2.The Agreement, as amended hereby, is otherwise affirmed, ratified, and continued in all respects.

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first written above.

MOLINA HEALTHCARE, INC. By: Dale B. Wolf Title: Chairman of the Board of Directors and Chairman of the Compensation Committee	EXECUTIVE Joseph M. Zubretsky